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                                                                     EXHIBIT (i)

[VEDDER PRICE LOGO]                   VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
                                      222 NORTH LASALLE STREET
                                      CHICAGO, ILLINOIS 60601
                                      312.609.7500
                                      FACSIMILE: 312.609.5005

                                      OFFICES IN CHICAGO, NEW YORK CITY AND
                                      LIVINGSTON, NEW JERSEY

                                      February 26, 2004

ABN AMRO Funds
161 North Clark Street
Chicago, Illinois  60601

Ladies and Gentlemen:

         We have acted as counsel to ABN AMRO Funds, a Delaware statutory trust (the "Trust"), in connection with the filing with the Securities and Exchange Commission ("SEC") of Post-Effective Amendment No. 51 to the Registration Statement on Form N-1A (the "Post-Effective Amendment") under the Securities Act of 1933, as amended (the "1933 Act"), registering an indefinite number of units of beneficial interest, no par value ("Shares"), in the following series (the "Funds"), which are further classified and designated as one or more of Classes N, I, R, S, C, Y and YS as follows: ABN AMRO/Montag & Caldwell Growth Fund (Classes N, I and R), ABN AMRO Growth Fund (Classes N, I, R and C), ABN AMRO/Veredus Select Growth Fund (Class N), ABN AMRO/Veredus Aggressive Growth Fund (Classes N and I), ABN AMRO/Montag & Caldwell Balanced Fund (Classes N and
I), ABN AMRO Balanced Fund (Classes N and I), ABN AMRO Bond Fund (Classes N and
I), ABN AMRO/TAMRO Large Cap Value Fund (Class N), ABN AMRO Value Fund (Class
N), ABN AMRO Mid Cap Fund (Class N), ABN AMRO/TAMRO Small Cap Fund (Class N), ABN AMRO/Veredus SciTech Fund (Class N), ABN AMRO Municipal Bond Fund (Class N), ABN AMRO Investor Money Market Fund (Class N), ABN AMRO Real Estate Fund (Class
N), ABN AMRO International Equity Fund (Class N), ABN AMRO Institutional Prime Money Market Fund (Classes Y and YS), ABN AMRO Institutional Government Money Market Fund (Classes Y and YS), ABN AMRO Institutional Treasury Money Market Fund (Classes Y and YS), ABN AMRO Money Market Fund (Classes I and S), ABN AMRO Tax-Exempt Money Market Fund (Classes I and S), ABN AMRO Government Money Market Fund (Classes I and S), ABN AMRO Treasury Money Market Fund (Classes I and S), ABN AMRO Equity Plus Fund (Class I), ABN AMRO High Yield Bond Fund (Classes N and I), ABN AMRO Investment Grade Bond Fund (Classes N and I), ABN AMRO Select Small Cap Fund (Class N) and ABN AMRO Global Emerging Markets Fund (Classes N and I).

         You have requested our opinion as to the matters set forth below in connection with the filing of the Post-Effective Amendment. In connection with rendering that opinion, we have examined the Post-Effective Amendment, the Trust Instrument and the Certificate of Trust, as amended, the Trust's Bylaws, as amended, the actions of the Trustees of the Trust that authorize the approval of the foregoing documents, securities matters and the issuance of the Shares, and such other documents as we, in our professional opinion, have deemed necessary or appropriate as a

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ABN AMRO Funds
February 26, 2004
Page 2

basis for the opinion set forth below. In examining the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of documents purporting to be originals and the conformity to originals of all documents submitted to us as copies. As to questions of fact material to our opinion, we have relied (without investigation or independent confirmation) upon the representations contained in the above-described documents and on certificates and other communications from public officials and officers and Trustees of the Trust.

         Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the Delaware Statutory Trust Act. We express no opinion with respect to any other laws.

         Based upon and subject to the foregoing and the qualifications set forth below, we are of the opinion that (a) the Shares to be issued pursuant to the Post-Effective Amendment have been duly authorized for issuance by the Trust; and (b) when issued and paid for upon the terms provided in the Post-Effective Amendment, subject to compliance with the 1933 Act, the Investment Company Act of 1940, as amended, and applicable state laws regulating the offer and sale of securities, the Shares to be issued pursuant to the Post-Effective Amendment will be validly issued, fully paid and non-assessable.

         This opinion is rendered solely for your use in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of the Shares. We hereby consent to the filing of this opinion with the SEC in connection with the Post-Effective Amendment. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder. The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

                                Very truly yours,

                                /s/ VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
                                ------------------------------------------------
                                VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.

DBE/KJF